UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 25, 2022

Date of Report (Date of the earliest event reported)

____________________________

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

____________________________

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BLCO	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the recently announced upcoming departure of our current Chief Executive Officer (Joseph C. Papa), and in order to retain the members of our executive leadership team who are essential to our future success, on July 25, 2022, the Talent and Compensation Committee (the “Committee”) of the Board of Directors approved a retention program that includes our named executive officers (other than Mr. Papa).

Under the retention program, the severance benefits payable to our named executive officers (other than Mr. Papa) were updated to provide that, in the event of an involuntary termination of the executive’s employment by the Company without “cause” or the executive’s resignation for “good reason”, in each case within one-year following the Company’s appointment of Mr. Papa’s successor (a “qualifying termination”), then (i) the executive will be eligible to receive a cash severance payment equal to two times the sum of his or her annual base salary and annual target incentive award, plus payment of his or her annual cash bonus award for the year of termination (based on actual achievement of applicable performance goals and prorated based on the number of days employed during the year prior to termination) and (ii) with respect to the founder equity awards granted to our named executive officers (other than Mr. Papa) in May 2022 in connection with our initial public offering (the “Founder Awards”), (a) the Founder Awards granted in the form of restricted stock units will vest and be settled on a pro-rata basis (based on his or her period of service prior to the termination date relative to the original three year vesting period associated with such awards), but the shares received upon settlement will be nontransferable until the earliest to occur of (A) the date Bausch Health Companies, Inc. (“BHC”) completes the spin-off distribution of the Company, (B) a “change in control” of the Company, (C) the date the Board of Directors of BHC determines that BHC will no longer pursue the spin-off distribution of the Company (a “Strategy Change”) and (D) the two-year anniversary of the executive’s termination of employment (such applicable date, the “Unrestricted Date”) and (b) the Founder Awards granted in the form of stock options will vest and become exercisable on the Unrestricted Date on a pro-rata basis (based on his or her period of service prior to the termination date relative to the original three year vesting period associated with such awards), and the options will be exercisable for two years following the later of the Unrestricted Date and the termination date. Solely for purposes of the above described severance benefits, “good reason” is defined pursuant to the terms of the executive’s existing employment agreement with the Company, except that a Strategy Change was added as an additional event giving rise to “good reason”. All other terms and conditions under each named executive officer’s employment agreement with the Company remain unchanged.

In addition, each of our named executive officers (other than Mr. Papa) was granted a one-time award of 35,000 restricted stock units under the retention program (the “Retention Grant”) pursuant to the Company’s 2022 Omnibus Incentive Plan. The Retention Grant will generally vest in 1/3 installments on each of the first three anniversaries of the grant date based on continuous employment with the Company (except the Retention Grant will fully vest earlier upon the executive’s termination of employment due to death, disability, involuntary termination without “cause” or resignation for “good reason”).

The foregoing summary of the retention program is qualified in its entirety by the full text of a letter agreement to be provided to each of our eligible named executive officers memorializing the terms of the retention program, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2022.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Christina Ackermann
Name:	Christina Ackermann
Title:	Executive Vice President, General Counsel

Date: July 27, 2022